                                                                      Exhibit 11



                  Western Pennsylvania Adventure Capital Fund
          Schedule of Computation of Earnings (Loss) Per Common Share
                                For the Periods


                                             January 1, 2001            January 1, 2000           January 1, 1999
                                                 Through                    Through                   Through
                                            December 31, 2001          December 31, 2000         December 31, 1999
Net Income (Loss)                                     $(1,544,681)            $  335,286               $  100,378
                                                      ===========             ==========               ==========
Weighted Average Number of
Common Shares Outstanding                               4,219,549              4,116,031                2,295,493
                                                      ===========             ==========               ==========

Earnings (Loss) per Common Share                      $     (0.37)            $     0.08               $     0.04
                                                      ===========             ==========               ==========